UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2014

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 19, 2014, Mr. Robert E. Weissman retired from the Board of Directors of Information Services Group, Inc. (“ISG” or the “Company), effective as of such date.  Mr. Weissman’s decision to retire was not the result of any disagreement with the Company or its management.  Mr. Gerald Hobbs, one of ISG’s current directors, will assume Mr. Weissman’s roles as Lead Independent Director and Chairman of the Compensation Committee.

Also, on March 19, 2014, Ms. Christine Putur was elected by the remaining members of the Company’s Board of Directors to fill the vacancy resulting from Mr. Weissman’s retirement.  Ms. Putur will serve as a Class III director with a term that expires at the Company’s annual meeting in 2016.  The Board of Directors has determined that Ms. Putur is “independent” for purposes of The NASDAQ Stock Market LLC listing standards and federal securities laws.  Ms. Putur has also been named a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  Ms. Putur was not appointed to the Board of Directors pursuant to any arrangement or understanding with any other person, and there are no transactions between the Company and Ms. Putur that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Christine Putur, age 51, is the Executive Vice President and Chief Information Officer of Coach, Inc., a leading New York design house of modern luxury accessories. Previously, Ms. Putur was a senior executive for Staples, Inc., a leading office supply retailer. She joined Staples in 1999 and held a variety of leadership positions, most recently as the Senior Vice President and Chief Information Officer. Prior to that, she worked at Digital Equipment Corporation, a vendor of computer systems, for 15 years and participated in its merger with Compaq Computer Corporation, a developer and seller of computers and related products and services. Ms. Putur holds a B.A. in Administrative Science and Math from Colby College and a M.S. in Management Information Systems from the Boston University Graduate School of Management.

Ms. Putur’s compensation for her services as a director will be consistent with that of the Company’s other non-employee directors.  On March 19, 2014, pursuant to the Company’s Amended and Restated 2007 Equity Incentive Plan, Ms. Putur received a grant of 46,667 restricted stock units of common stock of the Company.  The restricted stock units shall become vested in three equal installments on each of the first, second and third anniversaries of March 19, 2014 (or earlier in the event of a change of control of the Company or such director’s death or disability).  Also, during 2014, Ms. Putur will receive cash payments in an aggregate amount of $33,333, which is a prorated amount of the annual cash retainer for non-employee directors for her service during 2014.

The press release dated March 19, 2014 issued by the Company announcing Mr. Weissman’s retirement and Ms. Putur’s election to the Board of Directors is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2014	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer